Exhibit 99.1

News Release

FIS Announces Completion of Amendment of Existing Credit Agreement

and Closing of Private Offering of $150 Million of Senior Notes

JACKSONVILLE, Fla., Dec. 19, 2011 – FIS™ (NYSE: FIS), the world’s largest provider of banking and payments technology, today announced the completion of the amendment of its existing credit agreement and that, separately, it has closed its private offering of an additional $150 million aggregate principal amount of 7.625% senior unsecured notes due July 15, 2017 (the “2017 Notes”).

The amended credit facility includes $2.15 billion of Term Loan A maturing July 2014, $1.0 billion of revolving loan capacity maturing July 2014 and $1.25 billion of Term Loan B maturing July 2016. The amended facility provides FIS with $400.0 million of additional Term Loan A maturing July 2014 and $78.5 million of additional revolving loan capacity maturing July 2014. FIS also has arranged further commitments for an additional $50 million in revolving loan capacity maturing July 2014 under its credit facility, which commitments FIS expects will be put in place in January 2012. FIS will use the proceeds of the additional Term Loan A, the new Term Loan B and the $150 million of new 2017 Notes to extinguish $315 million of Term Loan A maturing January 2012 and $1.48 billion of existing Term Loan B, as well as to pay fees and expenses related to the amendment of the credit facility and the issuance of the senior notes. The new revolving loan capacity replaces revolving loan capacity that matures in January 2012.

The new Term Loan B bears interest based on LIBOR plus 3.25%, subject to a LIBOR floor of 1.00%, compared to interest on the existing Term Loan B that was based on LIBOR plus 3.75%, subject to a LIBOR floor of 1.50%. The pricing of the Term Loan A maturing July 2014 and revolving loan capacity maturing July 2014 remains unchanged. The 2017 Notes have the same terms as the $600 million aggregate principal amount of senior unsecured notes FIS issued in July 2010. There was no material change to FIS’s total or secured leverage as a result of the amendment.

In connection with the amendment of the credit facility, FIS expects to record a pre-tax charge of approximately $39 million in the fourth quarter of 2011 related to the early extinguishment of debt and costs associated with the issuance of the new term loans.

The Additional 2017 Notes were offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Additional 2017 Notes have not been registered under the Securities Act and may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and all applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

JPMorgan Securities LLC, and Bank of America Securities, LLC, acted as joint lead arrangers of the credit facility.

About FIS

FIS (NYSE: FIS) is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 33,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is ranked third on the Barron’s 500, 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit http://www.fisglobal.com/.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including the statements that we expect to put in place an additional $50 million in revolving loan capacity under our credit facility in January 2012 and to record a pre-tax charge of approximately $39 million in the fourth quarter of 2011 related to the early extinguishment of debt and costs associated with the issuance of the new term loans, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation: changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries; changes in the growth rates of the markets for core processing, card issuer, and transaction processing services; failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such future events; the failure to achieve some or all of the benefits that we expect from acquisitions; our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business’ operations, services, clients and personnel; competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers; an operational or natural disaster at one of our major operations centers; our possible inability to put in place an additional $50 million in revolving loan capacity under our credit facility in January 2012 due to a failure to meet all of the conditions to the lenders’ commitment; uncertainties related to our final calculation of the pre-tax charge in the fourth quarter of 2011 as a result of adjustments we may make during the process of preparing our financial statements for the year ended December 31, 2011; and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

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For More Information:

Marcia Danzeisen, 904.438.6083	Mary Waggoner, 904.438.6282
Senior Vice President	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com

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